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HELIX ACQUISITION CORP.

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 MoonLake Immunotherapeutics AG (“MoonLake”) has issued the following press release on March 24, 2022 to announce that it is proceeding with a global Phase 2 clinical study to evaluate sonelokimab in patients with moderate-to-severe hidradenitis suppurativa. The press release is being filed hereby in connection with the previously announced business combination between Helix Acquisition Corp. (“Helix”) and MoonLake (the “Business Combination”).

Press Release

MoonLake Immunotherapeutics to initiate global Phase 2 study of the Nanobody® Sonelokimab in patients with moderate-to-severe hidradenitis suppurativa with HiSCR75 as the primary endpoint

●	This Phase 2 study represents an important step in hidradenitis suppurativa (“HS”) clinical development, as it will be the first to use the higher clinical response level of HiSCR75 as the primary endpoint

●	Expected to enroll over 200 patients with moderate-to-severe HS to assess the efficacy and safety of sonelokimab, with recruitment expected to commence imminently, with the first sites to be initiated in the United States

●	Sonelokimab is an investigational Nanobody® designed to treat inflammatory disease by selectively binding with high affinity to IL-17A and IL-17F, thereby inhibiting the naturally occurring IL-17A/A, IL-17A/F, and IL-17F/F dimers

ZUG, Switzerland, March 24, 2022 – MoonLake Immunotherapeutics AG (“MoonLake”), a clinical-stage biotechnology company focused on creating next-level therapies for inflammatory diseases, today announced that it is proceeding with a global Phase 2 clinical study to evaluate sonelokimab in patients with moderate-to-severe hidradenitis suppurativa (“HS”).

Subsequent to the completion of a global Phase 2b clinical study in moderate-to-severe psoriasis (NCT03384745), the new protocol for HS was filed as part of MoonLake’s Investigational New Drug (“IND”) with the U.S. Food and Drug Administration. The review process was inclusive of a Type C meeting, as well as the statutory 30-day review period during which no additional comments were received. Approval for the protocol was obtained from the central Institutional Review Board.

The global, randomized, double-blind, placebo-controlled study (M1095-HS-201, “MIRA”) is designed to evaluate the efficacy and safety of different doses of sonelokimab compared with placebo, with adalimumab as an active control reference arm, in over 200 patients. This study represents a landmark in HS clinical development, as it will be the first to use Hidradenitis Suppurativa Clinical Response (“HiSCR”) 75 as its primary endpoint. HiSCR75 is defined as a ≥75% reduction in total abscess and inflammatory nodule (AN) count with no increase in abscess or draining tunnel count relative to baseline.

The study will also include a range of secondary endpoints reflecting the heterogeneous clinical phenotypes of the disease, including inflammatory lesions and tunnels, as well as a number of patient-reported outcome measures such as pain and quality of life assessments. Patient enrollment is expected to start imminently in 2022, with the first sites being initiated in the United States.

Sonelokimab (M1095) is an investigational Nanobody® designed to treat inflammatory disease by inhibiting the naturally occurring IL-17A/A, IL-17A/F, and IL-17F/F dimers that drive inflammation. In addition, sonelokimab is designed to directly target sites of inflammation and penetrate difficult-to-reach inflamed tissues.

Kristian Reich, Founder and Chief Scientific Officer at MoonLake, commented: “We believe this is a landmark moment for patients with such a devastating disease as HS. Using an at least 75% improvement of HiSCR as the primary endpoint reflects our goal to reach for a greater reduction in disease markers than is typically tested in clinical trials. By binding to IL-17A and IL-17F, sonelokimab inhibits the naturally occurring IL-17A/A, IL-17A/F, and IL-17F/F dimers that drive inflammation in HS. Furthermore, the Nanobody® characteristics of sonelokimab should improve its tissue penetration, helping the molecule to target difficult-to-reach inflammatory lesions such as deep abscesses and tunnels, which are hallmarks of HS. We are excited to continue development of the first IL-17A- and IL-17F-targeting Nanobody® as a potential novel treatment for chronic inflammatory conditions such as HS, with the aim of elevating outcomes for patients.”

About MoonLake Immunotherapeutics

MoonLake Immunotherapeutics AG is a clinical-stage biopharmaceutical company unlocking the potential of sonelokimab, a novel investigational Nanobody® for the treatment of inflammatory disease, to revolutionize outcomes for patients. Sonelokimab inhibits IL-17A and IL-17F by inhibiting the naturally occurring IL-17A/A, IL-17A/F, and IL-17F/F dimers that drive inflammation. The company’s focus is on inflammatory diseases with a major unmet need, including hidradenitis suppurativa, psoriatic arthritis, and ankylosing spondylitis (also known as radiographic axial spondyloarthritis) – conditions affecting millions of people worldwide with a large need for improved treatment options. MoonLake was founded in 2021 and is headquartered in Zug, Switzerland. Further information is available at www.moonlaketx.com.

About Nanobodies®

Nanobodies® represent a new generation of antibody-derived targeted therapies. They consist of one or more domains based on the small antigen-binding variable regions of heavy-chain-only antibodies (VHH). Nanobodies® have a number of potential advantages over traditional antibodies, including their small size, enhanced tissue penetration, resistance to temperature changes, ease of manufacturing, and the ability to design multivalent therapeutic molecules with bespoke target combinations.

The terms Nanobody® and Nanobodies® are trademarks of Ablynx, a Sanofi company.

About Sonelokimab

Sonelokimab (M1095) is an investigational ~40 kDa humanized Nanobody® consisting of three VHH domains covalently linked by flexible glycine-serine spacers. With two domains, sonelokimab selectively binds with high affinity to IL-17A and IL-17F, thereby inhibiting the naturally occurring IL-17A/A, IL 17A/F, and IL-17F/F dimers. A third central domain binds to human albumin, facilitating further enrichment of sonelokimab at sites of inflammatory edema.

Sonelokimab has been assessed in a randomized, placebo-controlled Phase 2b study in 313 patients with moderate-to-severe plaque-type psoriasis. Sonelokimab demonstrated a rapid and durable clinical response (Investigator’s Global Assessment Score 0 or 1, Psoriasis Area and Severity Index 90/100) in patients with moderate-to-severe plaque-type psoriasis. Sonelokimab was generally well tolerated, with a safety profile similar to the active control, secukinumab (Papp KA, et al. Lancet. 2021; 397:1564-1575).

In an earlier Phase 1 study in patients with moderate-to-severe plaque-type psoriasis, sonelokimab has been shown to decrease (to normal skin levels) the cutaneous gene expression of pro-inflammatory cytokines and chemokines (Svecova D. J Am Acad Dermatol. 2019;81:196–203).

Sonelokimab is not yet approved for use in any indication.

About Hidradenitis Suppurativa

Hidradenitis suppurativa is a severely debilitating chronic skin condition resulting in irreversible tissue destruction. HS manifests as painful inflammatory skin lesions, typically around the armpits, groin, and buttocks. Over time, uncontrolled and inadequately treated inflammation can result in irreversible tissue destruction and scarring. The disease affects 0.05–4.1% of the global population, with three times more females affected than males. Onset typically occurs in early adulthood and HS has a profound negative impact on quality of life, with a higher morbidity than other dermatologic conditions. There is increasing scientific evidence to support IL-17A- and IL-17F-mediated inflammation as a key driver of the pathogenesis of HS, with other identified risk factors including genetics, cigarette smoking, and obesity.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding MoonLake’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: plans for preclinical studies, clinical trials and research and development programs; and the anticipated timing of the results from those studies and trials. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking.

Forward-looking statements are based on current expectations and assumptions that, while considered reasonable by MoonLake and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with MoonLake’s business in general and limited operating history, difficulty enrolling patients in clinical trials, and reliance on third parties to conduct and support its preclinical studies and clinical trials.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. MoonLake does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based.

MoonLake Immunotherapeutics Investors

Matthias Bodenstedt, CFO

info@moonlaketx.com

MoonLake Immunotherapeutics Media

Matthew Cole, Mary-Jane Elliott

Consilium Strategic Communications

Tel: +44 (0) 20 3709 5700

media@moonlaketx.com

MoonLake@consilium-comms.com

Additional Information and Where to Find It

In connection with the proposed Business Combination, Helix filed a definitive proxy statement on February 14, 2022 and a revised definitive proxy statement on March 4, 2022 (the “Proxy Statement”), and intends to file other related documents, with the U.S. Securities and Exchange Commission (the “SEC”). The definitive proxy statement and the revised definitive proxy statement have been sent to the shareholders of Helix, seeking any required shareholder approvals. Investors and security holders of Helix and MoonLake are urged to carefully read the entire Proxy Statement, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Business Combination. The documents filed by Helix with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge upon written request to Cormorant Asset Management, LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116 or by telephone at (857) 702-0370.

Participants in Solicitation

Helix and MoonLake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction and related matters. Information regarding Helix’s and MoonLake’s directors and executive officers is contained in the Proxy Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement and other relevant documents filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Helix’s or MoonLake’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the timing of the proposed Business Combination and the execution of certain actions related thereto. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking.

Forward-looking statements are based on current expectations and assumptions that, while considered reasonable by Helix and its management, and MoonLake and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Helix’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Business Combination Agreement by the shareholders of Helix, the satisfaction of the minimum amount of the Available Closing Date Cash following any redemptions by Helix’s public shareholders and the receipt of certain governmental and regulatory approvals, (iii) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (v) the effect of the announcement or pendency of the transaction on the business relationships, operating results, and business generally of MoonLake, (vi) risks that the proposed transaction disrupts current plans and operations of MoonLake, (vii) the outcome of any legal proceedings that may be instituted against MoonLake or Helix related to the agreement or the proposed transaction, (viii) the ability to maintain the listing of Helix’s securities on Nasdaq or another national securities exchange, (ix) changes in the competitive and regulated industries in which MoonLake operates, variations in operating performance across competitors, changes in laws and regulations affecting the business of MoonLake, and changes in the combined capital structure, and (x) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize projected results and underlying assumptions, including with respect to anticipated shareholder redemptions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Proxy Statement and in other documents filed by Helix from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.